SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                              (Amendment No.    )

Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [    ]

Check  the  appropriate  box:
[    ]          Preliminary  Proxy  Statement
[    ]     Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))
[X]          Definitive  Proxy  Statement
[    ]          Definitive  Additional  Materials
[    ]          Soliciting  Material  Pursuant  to Sec. 240.14a-11(c) or Sec.
240.14a-12


                         SUMMIT FINANCIAL CORPORATION
               (Name of Registrant as Specified in its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[X]          No  fee  required.
[    ]     Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and
0-11.
     (1)    Title  of  each  class of securities to which transaction applies:

     (2)    Aggregate  number  of  securities  to  which  transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)    Proposed  maximum  aggregate  value  of  transaction:

     (5)    Total  fee  paid:

[    ]          Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the dat of its filing.
          (1)    Amount  Previously  Paid:

          (2)    Form,  Schedule  or  Registration  No.:

          (3)    Filing  Party:

          (4)    Date  Filed:

                         SUMMIT FINANCIAL CORPORATION
                             POST OFFICE BOX 1087
                         937 NORTH PLEASANTBURG DRIVE
                       GREENVILLE, SOUTH CAROLINA 29602
                                (864) 242-2265

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 16, 1997

       The Annual Meeting of the shareholders of SUMMIT FINANCIAL CORPORATION (the "Company") will be held on Wednesday, April 16, 1997, at 10:00 a.m. at the Greenville Chamber of Commerce Board Room, 24 Cleveland Street, Greenville, South Carolina for the purpose of considering and voting upon the following:

1) To elect four directors to the Board of Directors for terms of three years and thereafter until their successors are duly elected and qualified;

2) To ratify the appointment of KPMG Peat Marwick LLP as independent accountants for the Company for the fiscal year ending December 31, 1997; and

3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

       Only those holders of record of the Common Stock of the Company at the close of business on February 24, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        A Proxy Statement and a Proxy solicited by the Board of Directors are
enclosed  herewith.    Please  sign, date and return the Proxy promptly in the
enclosed  reply  envelope.    IF  YOU ATTEND THE MEETING YOU MAY, IF YOU WISH,
WITHDRAW  YOUR  PROXY  AND  VOTE  IN  PERSON.

          Also enclosed is a copy of the Company's 1996 Annual Report to Shareholders.

BY  ORDER  OF  THE  BOARD  OF  DIRECTORS

/s/  J.  Randolph  Potter

J.  RANDOLPH  POTTER
PRESIDENT  AND  CHIEF  EXECUTIVE  OFFICER


March  12,  1997
Greenville,  South  Carolina


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE WHICH HAS BEEN PROVIDED SO THAT YOUR VOTE MAY BE RECORDED.

                         SUMMIT FINANCIAL CORPORATION
                             POST OFFICE BOX 1087
                         937 NORTH PLEASANTBURG DRIVE
                       GREENVILLE, SOUTH CAROLINA  29602
                                (864) 242-2265

                                PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 16, 1997

                                I. INTRODUCTION

A.          PURPOSE  OF  SOLICITATION  -  TERMS  OF  PROXIES

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Summit Financial Corporation (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Wednesday, April 16, 1997, and any adjournment thereof, at the Greenville Chamber of Commerce Board Room, 24 Cleveland Street, Greenville, South Carolina, at 10:00 a.m. for the purposes set forth in the accompanying notice of the meeting. The enclosed Proxy is solicited BY AND ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS. The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company's common stock, and normal handling charges may be paid for such forwarding service. Proxies will be solicited principally by mail, but Directors and regular employees of the Company may solicit Proxies in person or by telephone
or  telegraph.    It  is  anticipated  that  this  Proxy  Statement  and  the accompanying Proxy will first be mailed to shareholders on or about March 14, 1997.

B.          REVOCATION  OF  PROXY

          Any Proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives verbal notice of his or her election to vote in person, without compliance with any other formalities. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering an instrument revoking it, or a duly executed Proxy bearing a later date, to the Secretary of the Company. If the Proxy is properly completed and returned by the shareholder and is not revoked, it will be voted at the meeting in the manner specified thereon. If the Proxy is returned without any choice being specified thereon, it will be voted FOR all the nominees named below; FOR the appointment of KPMG Peat Marwick LLP; and, at their discretion, on any other matter that may properly come before the meeting.

C.          SHAREHOLDER  PROPOSALS

          From time to time, the Company's shareholders may present proposals which may be proper subjects for inclusion in the Company's proxy statements for consideration at the Company's annual meetings. To be considered for inclusion, shareholder proposals must be submitted on a timely basis. Proposals for the Company's 1998 Annual Meeting must be received by the Company no later than November 14, 1997, and any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

D.          VOTING  SECURITIES  -  RECORD  DATE

     Only shareholders of record at the close of business on February 24, 1997, (the "Record Date"), are entitled to vote at the Annual Meeting, or any adjournment thereof. As of that date, the Company had outstanding and entitled to vote 1,334,409 shares of common stock, par value $1.00 per share (the "Common Stock"), held of record by approximately 450 persons. Each shareholder is entitled to one vote per share that he or she owns. The number of shareholders does not reflect the number of persons or entities who hold their stock in nominee or "street" name through various brokerage firms.


                           II. ELECTION OF DIRECTORS
                            (ITEM 1. ON THE PROXY)
A.          GENERAL  INFORMATION

     Pursuant to the Company's Bylaws, the Board of Directors has, by resolution, fixed the number of Directors at twelve persons. The Company's Bylaws provide for classification of the Directors into three classes, each class as equal in number as possible. At the Annual Meeting, four Directors are to be elected for a term of three years, to hold office until their successors have been duly elected and qualified. All the nominees are currently serving as Directors and their terms will expire at the 1997 Annual Meeting. The nominees are as follows: C. Vincent Brown, Charles S. Houser, John A. Kuhne, and J. Randolph Potter.

     In 1996, each Director who was not an officer of the Company or of its subsidiaries, received an attendance fee of $200 for each board meeting attended, and $100 for each committee meeting attended, except for the Chairman and Vice Chairman who received two times and one-and-one-half times, respectively, the standard attendance fees. The aggregate amount of all payments by the Company to Directors during 1996 was $30,600. In addition, as their retainer for services and pursuant to the 1995 Summit Financial Corporation Non-Employee Stock Option Plan ("the Plan"), on January 1, 1996, each non-employee Director received options to purchase 10,418 (as adjusted for all stock distributions) shares of the Company's common stock, except for the Chairman and Vice Chairman who received options to purchase 20,837 (adjusted) and 15,628 (adjusted) shares, respectively, of the Company's common stock. These grants were made at an option price equal to the fair market value of the shares as of the date of grant, as determined under the Plan. The grants made January 1, 1996 vest over nine years at a rate of 11.1% on each of the first nine anniversaries of the date of grant. None of the options have been exercised.

B.    SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than 10% of the Company's common stock, to file with the Securities and Exchange Commission (the "SEC") reports of ownership and changes in ownership of the Common Stock. Officers, Directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, during 1996, all filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were complied with.


C.      INFORMATION CONCERNING NOMINEES FOR DIRECTORS AND CONTINUING DIRECTORS

     The Board of Directors recommends the election as Directors of the nominees set forth in the table on the following page. All such persons are currently serving as Directors. Unless authority to vote with respect to the election of one or more Directors is "WITHHELD", the individuals named as Proxies will vote to elect as Directors the nominees listed in the table following. Directors are elected by a plurality of votes cast by the holders of the Company's Common Stock. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Consequently, any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact in the election except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS.

     The following table sets forth the names, ages and present occupations of the nominees for Director of the Company and the Directors continuing in office. It also sets forth the number of shares and percentage of outstanding shares of the Company's Common Stock beneficially owned, directly or indirectly, as of February 24, 1997 by such nominees and continuing Directors individually, and by such nominees, continuing Directors, and executive officers of the Company as a group.




NAME [AGE]                          PRINCIPAL OCCUPATIONS;         DIRECTOR   TERM      SHARES OF    Percent-
                                      POSITIONS WITH THE            SINCE    EXPIRES     COMMON       age of
                                           COMPANY                                        STOCK        Class
                                                                                      BENEFICIALLY
                                                                                          OWNED
                                                                                           (1)
                                                                                      -------------

C. Vincent Brown  [57] *     President, Brown, Massey, Evans &         1989     1997        67,638        4.8%  (2)
                             McLeod, Attorneys at Law, P.A.;
                             Greenville, SC;  Chairman,
                             Summit Financial Corporation
Charles S. Houser  [53] *    Managing Director, Seruus Capital         1989     1997        27,757        2.0%  (3)
                             Partners, LLC; Greenville, SC
John A. Kuhne  [52] *        President, Belk-Simpson Co.               1989     1997        22,617        1.6%  (4)
                             Department Stores; Greenville, SC
                             Vice Chairman,
                             Summit Financial Corporation
J. Randolph Potter  [50] *   President & CEO, Summit                   1989     1997        47,065        3.3%  (5)
                             Financial Corporation;
                             Greenville, SC
Ivan E. Block  [51]          Chairman & CEO, Crown                     1989     1998       113,748        8.1%  (3)
                             Metro, Inc.; Greenville, SC
John A. Burgess  [56]        President & CEO, Southeastern             1993     1998        29,145        2.1%  (3)
                             Products, Inc.; Greenville, SC
J. Earle Furman, Jr.  [49]   President, Earle Furman &                 1989     1998        26,770        1.9%  (3)
                             Associates, Inc.; Greenville, SC
T. Wayne McDonald  [57]      Physician, Highlands Center for           1989     1998        28,995        2.0%  (3)
                             Women PA; Greenville, SC
John W. Houser  [53]         President, Piedmont Management of         1989     1999        24,582        1.8%  (6)
                             Fairforest, Inc.; Duncan, SC
Larry A. McKinney  [55]      President & CEO, ElDeCo, Inc.;            1993     1999        37,687        2.7%  (3)
                             Greenville, SC
David C. Poole  [58]         President, David C. Poole Co., Inc.;      1989     1999        67,537        4.8%  (7)
                             Greenville, SC
                             Secretary, Summit Financial
                             Corporation
George O. Short, Jr.  [64]   President, George O. Short &              1989     1999        25,839        1.8%  (3)
                             Associates, CPA, PA; Greenville, SC
All Directors and                                                                          539,688       38.2%  (8)
 Executive officers as a
 Group (13 persons)



*    -    Nominee  for  election  to  Board  of  Directors  for  three-year  terms  expiring  in  2000.

(1)  - Beneficial owners have sole voting and investment powers with respect to the shares of stock included in the
foregoing  table.    Certain  of  these  shares  are  held by corporations or retirement accounts controlled by the individual  reporting.
(2)  -  Includes exercisable options to purchase 4,630 shares of common stock at from $10.15 - $13.61 granted under the  1995  Non-Employee  Stock  Option  Plan.
(3)  -Includes  exercisable  options to purchase 2,314 shares of common stock at from $10.15 - $13.61 granted under the  1995  Non-Employee  Stock  Option  Plan.
(4)  -  Includes exercisable options to purchase 3,474 shares of common stock at from $10.15 - $13.61 granted under the 1995 Non-Employee Stock Option Plan.  Does not include 23,700 shares held by a related corporation to which Mr.
Kuhne  disclaims  beneficial  ownership.
(5)  -  Includes exercisable options to purchase 30,156 shares of common stock at from $6.07 - $10.05 granted under the Incentive Stock Option Plan.  Does not include 636 shares held by a related party to which Mr. Potter disclaims beneficial  ownership.
(6)  -  Includes exercisable options to purchase 2,314 shares of common stock at from $10.15 - $13.61 granted under the  1995  Non-Employee Stock Option Plan.  Does not include 1,004 shares held by related parties to which Mr. John
Houser  disclaims  beneficial  ownership.
(7)  -  Includes exercisable options to purchase 2,314 shares of common stock at from $10.15 - $13.61 granted under the  1995  Non-Employee  Stock Option Plan.  Does not include 254 shares held by a related party to which Mr. Poole disclaims  beneficial  ownership.
(8)  -  Includes  exercisable options to purchase 76,485 shares of common stock held by the Directors and executive officers  of  the  Company.





     As of February 24, 1997, there were no persons (as that term is defined by the Securities and Exchange Commission), other than Mr. Ivan E. Block, P.O. Box 5857, Greenville, South Carolina 29606, specified in the foregoing table of Director information, who are known to the Company to be the beneficial owners of more than 5% of the Company's common stock.

D.          BUSINESS  EXPERIENCE  OF  NOMINEES  AND  CONTINUING  DIRECTORS

     C. VINCENT BROWN is an attorney and is president of Brown, Massey, Evans and McLeod, Attorneys at Law, P.A., in Greenville, South Carolina where he has practiced tax and corporate law for over 30 years.

     CHARLES S. HOUSER is currently Managing Director of Seruus Capital Partners, LLC. He served as Senior Vice President of LCI International, a long-distance company, from September 18, 1995 until May 31, 1996. Prior to that date, he was Chairman and CEO of Corporate Telemanagement Group from its inception in November 1989 until its sale to LCI International in September 1995.

     JOHN  A.  KUHNE  has  been  with Belk-Simpson Co. Department Stores since
1966.    He  served as vice president of Belk-Simpson from 1969 until 1983 and was  named  its  president  in  1983.

     J. RANDOLPH POTTER is president and chief executive officer of the Company, Summit National Bank, and Freedom Finance, Inc., both wholly-owned subsidiaries of the Company. Prior to his joining the Company at its inception in May 1989, he had 11 years of banking experience with Southern
Bank  and  Trust  Company  in  Greenville,  South  Carolina.

     IVAN E. BLOCK has been chairman and CEO of the Crown Metro, Inc. group of companies, which are engaged in the production and supply of fine organic chemicals and specialty wood coatings, for over 17 years. Mr. Block is also president of AXON Aerospace Coatings, Inc.

     JOHN A. BURGESS has been president and CEO of Southeastern Products, Inc., a designer and manufacturer of custom displays and fixtures, since he founded that company in 1978.

     J. EARLE FURMAN, JR. has been a realtor in Greenville, South Carolina, for over 25 years. He is president of Earle Furman & Associates, Inc., a commercial and industrial real estate brokerage firm which he formed in 1986.

     T.  WAYNE  MCDONALD  is  a  physician  specializing  in  obstetrics  and
gynecology  since  1970  in  Greenville,  South  Carolina.    He  is currently
associated  with  the  Highlands  Center  for  Women,  P.A.

     JOHN W. HOUSER has been the president of Piedmont Management of Fairforest, Inc., a consulting firm, since 1981. He is a partner in Piedmont Brokerage and a partner in Universal Packaging. Both of these companies are involved in the manufacturing and sales of corrugated boxes.

     LARRY  A.  MCKINNEY  is  president and CEO of ElDeCo, Inc., an electrical
contracting  firm.    Mr.  McKinney  founded  the  company  in  1972.

     DAVID C. POOLE has been president of David C. Poole Co., Inc., a dealer in synthetic fibers and polymers, since 1973.

     GEORGE O. SHORT, JR. is president of George O. Short & Associates, Certified Public Accountants, P.A. and has been active in this practice for over 30 years.


E.          MEETINGS  AND  COMMITTEES  OF  THE  BOARD  OF  DIRECTORS

        The Board of Directors of the Company held four meetings during 1996. Each Director attended at least 75% of the Board and Committee meetings held by the Company except Mr. John A. Burgess, Mr. John W. Houser, and Mr. Charles
S.  Houser.

          The Board of Directors has a standing Audit Committee comprised of George O. Short, Jr. (Chairman), John A. Burgess, Charles S. Houser, and John
W. Houser. The Audit Committee has the primary responsibility of (1) reviewing the audit plan and results of the audit engagement of the independent public accountants; (2) reviewing the scope and the results of the Company's procedures relating to internal controls and compliance reviews; (3) reviewing the Company's consolidated financial statements, reports from regulatory authorities on their examinations, and reports from external consultants on various work performed; and (4) recommending the appointment of the independent accountants. The Audit Committee reports its findings directly to the Board of Directors. The Audit Committee met three times during 1996.

         The Executive Committee is comprised of C. Vincent Brown (Chairman), John A. Kuhne (Vice Chairman), David C. Poole (Secretary), J. Randolph Potter and one additional Director who rotates on a six-month term. During 1996, Mr. George O. Short, Jr. and Dr. T. Wayne McDonald sat on the Committee for the six-month positions. The Executive Committee met 21 times during 1996.

        At the present time, the Company does not have standing nominating or compensation committees of the Board of Directors. However, the Executive Committee performs the functions of the nominating committee and the Executive Committee, exclusive of Mr. Potter, performs the functions of the Compensation Committee.

          In its capacity as nominating committee, the Executive Committee oversees the nominations for annual election of Directors. The Bylaws of the Company provide that any shareholder entitled to vote for the election of Directors may make nominations for the election of Directors only by giving written notice to the Company of such nominations at least 30 days prior to the meeting at which Directors are to be elected.


                   III. EXECUTIVE OFFICERS AND COMPENSATION


A.          EXECUTIVE  OFFICERS

     Set forth below are the names, ages, titles, and descriptions of business experience of the executive officers of the Company.

     J. RANDOLPH POTTER, age 50, has been President and Chief Executive Officer of the Company since its incorporation in May 1989. From June 1986 until May 1989, Mr. Potter was vice president of administration and marketing for IH Services, Inc., a Greenville, South Carolina firm specializing in industrial maintenance. He served as executive vice president of Southern Bank and Trust Company in Greenville, South Carolina from 1985 to 1986. Prior to 1985, he held similar executive positions with Southern Bank and Trust Company.

     BLAISE B. BETTENDORF, age 34, joined the Company in February 1990 as Chief Financial Officer and Assistant Secretary/Treasurer. Prior to that, she was with the Greenville, South Carolina office of Price Waterhouse for six years and held the position of audit manager.


B.          REMUNERATION  OF  EXECUTIVE  OFFICERS

     The following table sets forth, for the years ended December 31, 1996, 1995 and 1994, the cash compensation paid by the Company and its subsidiaries, as well as other compensation paid or accrued for each of these years, to the chief executive officer. Disclosure of compensation information for the other executive officer is not required.


                          SUMMARY COMPENSATION TABLE





                                      ANNUAL              LONG-TERM
                                     COMPEN-              COMPENSA-
                                      SATION                TION
                                     --------            -----------
NAME AND             YEAR   SALARY    BONUS     OTHER        (2)          (3)
PRINCIPAL POSITION                              ANNUAL     AWARDS      ALL OTHER
                                               COMPEN-   SECURITIES     COMPEN-
                                                SATION   UNDERLYING     SATION
                                                          OPTIONS/
                                                          SARS (#)


J. Randolph Potter,  1996  $165,000         -       (1)      21,000   $    8,656
President/CEO
                     1995  $152,600  $ 10,000       (1)           -   $    2,934

                     1994  $131,200  $ 20,000       (1)      11,576   $    2,134




(1) - Includes personal use of Company vehicle and other perquisites. Other annual compensation for all years presented amounted to less than 10% of the total salary and bonus in any year included above.
(2)  -          As  adjusted  for  all  5%  stock  distributions.
(3) - Included in All Other Compensation for 1996 is (i) $7,024 contributed to the Company 401(k) Plan by the Company on behalf of Mr. Potter to match fiscal 1996 pre-tax deferral contributions; and (ii) $1,632 in premiums paid by the Company on behalf of Mr. Potter with respect to insurance not generally available to all Company employees.




                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR



                      INDIVIDUAL                                            POTENTIAL REALIZABLE
                        GRANTS                                                    VALUE AT
                                                                                  ASSUMED
                                                                                ANNUAL RATES
                                                                               OF STOCK PRICE
                                                                                APPRECIATION
                                                                                 FOR OPTION
                                                                                    TERM
NAME AND               NUMBER OF     % OF TOTAL     EXERCISE   EXPIRATION          5% ($)           10% ($)
PRINCIPAL POSITION    SECURITIES     OPTION/SARS    OR BASE       DATE
                      UNDERLYING     GRANTED TO      PRICE
                     OPTIONS/SARS   EMPLOYEES IN   ($/SHARE)
                      GRANTED (#)    FISCAL YEAR

J. Randolph Potter,
 President/CEO              21,000          24.6%  $    15.00  12/16/2006  $              198,000  $ 502,000




           AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR,
                     AND FISCAL YEAR-END OPTION/SAR VALUES




NAME AND             NUMBER OF SECURITIES         VALUE OF
PRINCIPAL POSITION        UNDERLYING            UNEXERCISED
                          UNEXERCISED           IN-THE-MONEY
                        OPTIONS/SARS AT       OPTIONS/SARS AT
                          FY-END (#)           FY-END ($) (1)

                         EXERCISABLE/           EXERCISABLE/
                         UNEXERCISABLE         UNEXERCISABLE


J. Randolph Potter,
President/CEO              30,157 / 27,945  $ 250,900 / $335,500




(1)  -          "Value"  is  calculated  as the market price of the underlying securities  on December 31, 1996 minus the grant price which ranges from $6.07
- $15.00 (as adjusted for all 5% stock distributions). The market price has been determined as the average of the bid and ask price of the Company's stock as quoted on the NASDAQ Small Cap Market, which was equal to $15.00 as adjusted for the stock distribution issued February 3, 1997.




      The Company has had its incentive stock option plan in place since 1989 for executive officers and eligible employees. Under the terms of the stock option plan, options are granted to employees at a price not less than the fair market value of the shares at the date of grant. Options granted are exercisable for a period of ten years from the date of grant and become exercisable at a rate of 20% each year on the first five anniversaries of the date of grant.


C.          EMPLOYEE  AGREEMENTS

        Mr. Potter has entered into an Employment Agreement (the "Agreement") with the Company as of his date of hire. The agreement provides for a base salary, which is subject to annual adjustment. The provisions of the Agreement are to continue until such time as the officer's employment is terminated as provided for in the Agreement. The Agreement includes non-compete covenants following termination and severance payments for a period of three years in the event employment is terminated following a change in control as defined in the Agreement. The payments under the severance arrangement would equal three times Mr. Potter's annual base pay amount (calculated as the average of the most recent five years annual cash salary and bonus income) to be paid in three equal annual installments.


D.          COMPENSATION  COMMITTEE  REPORT

        Decisions with respect to the compensation of the Company's executive officers are made by the Executive Committee in its capacity as Compensation
Committee  (the  "Committee").    During  1996,  the  following  non-employee
Directors served on the Committee: Mr. C. Vincent Brown, Mr. John A. Kuhne, Dr. T. Wayne McDonald, Mr. David C. Poole, and Mr. George O. Short, JrThe report of the Committee is presented below.

GENERAL  COMPENSATION  POLICIES
     The Company has no formalized executive compensation policies. However, in general, the Committee seeks to establish compensation plans and programs to provide competitive levels of compensation that integrates pay with the Company's annual and long-term performance goals; rewards above-average corporate performance; recognizes individual initiative, responsibility and achievements; and assists the Company in attracting and retaining qualified executives. The Committee believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning managements' and shareholders' interest in the enhancement of shareholder value.

     Senior executives' overall compensation is intended to be consistent with the compensation paid to executives of financial institutions similar in size and character to the Company, provided that the Company's performance warrants the compensation being paid. The Committee has established a compensation scheme consisting of base salary, short-term incentive compensation in the form of cash bonuses based on the performance of the Company, and long-term incentive compensation in the form of stock options that vest over a five-year period.


EXECUTIVE  COMPENSATION
     The Company's policy as to compensation of its executive officers, including the CEO, has to date been based upon level of performance in relation to the responsibilities and accomplishments incident to the individual's job description. In determining compensation, the Committee considered the progress made by the Company in laying a foundation for future revenue enhancements, the significant income improvements, growth of the Company, and the continued strong quality of the loan portfolio.

     Mr. Potter's 1996 compensation as Chief Executive Officer consisted of a base salary, stock option grants, and matching contributions paid under the Company's 401(k) plan which are made to all employees on a non-discriminatory basis. Mr. Potter's base salary was determined at the beginning of the 1996 year and was based in large part on the Company's overall growth and strong performance during 1995. His salary increased 8.1% from 1995 based on a subjective determination. Mr. Potter's base salary increase, effective at the beginning of 1996, was not tied to any specific quantitative or qualitative measure of the Company's performance, but was based generally on all aspects of the Company's performance in 1995. The Committee assessed that Mr. Potter had provided the Company with continued strong leadership in overseeing corporate expansion for both Summit National Bank, in the form of a new branch location, and Freedom Finance Inc. with its addition of three new branches. These moves left the Company well positioned in 1996 for significant increases
in  profitability  measures.    Other  performance  factors  of  particular
significance to the Committee in determining Mr. Potter's 1996 salary increase were the Company's increase in total loans, deposits, and assets of 26%, 47%, and 38%, respectively, during 1995 and the continued low percentage of nonperforming assets.

     The Committee granted Mr. Potter options to purchase 21,000 shares of the Company's common stock in December 1996. The granting of these options was based primarily on the Company's strong performance during 1996 when record earnings were reported. Net income for 1996 increased 89% from 1995 to exceed $1 million. Further, during 1996, earning assets increased 18% to leave the Company well positioned for future increases in net income. Other performance factors considered in 1996 related to the granting of stock options to Mr. Potter, were the Company's increase in total loans, deposits, and assets of 36%, 17%, and 17%, respectively, during 1996; the continued high asset quality as determined by all loan loss and nonperforming asset measures; and the continued growth and improved profitability of the Company's consumer finance subsidiary which added two branches in 1996 to end the year with 10 locations.

COMPENSATION  COMMITTEE:
C.  Vincent  Brown
David  C.  Poole
John  A.  Kuhne
George  O.  Short,  Jr.
T.  Wayne  McDonald


E.          COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

     During  1996, the following persons served on the Compensation Committee:
Mr. C. Vincent Brown, Mr. John A. Kuhne, Dr. T. Wayne McDonald, Mr. David C. Poole, and Mr. George O. Short, JrMr. Brown, Chairman of the Board, is a member of the law firm of Brown, Massey, Evans and McLeod, Attorneys at Law, P.AThis firm serves as general counsel for the Company and its subsidiaries. This firm receives payment for legal services provided in the normal course of business.


F.          STOCK  PERFORMANCE  GRAPH

     The following table provides the data points for a graphic comparison of the cumulative total shareholder return (calculated based upon the stock appreciation) on the Common Stock of the Company for the five year period from December 31, 1991 through December 31, 1996, as compared with the cumulative total return on the NASDAQ Market Index and a Company selected peer group over the same period. All cumulative returns assume an initial investment of $100 in each of the Company's shares, the NASDAQ Market Index and the peer group and the reinvestment of all dividends.

     For informational purposes, a copy of the actual graph was provided to Assistant Director for Banking at the Securities and Exchange Commission. A copy of the graph will be provided upon written request to the Company address included in Section VI below.




Company                 1991   1992    1993    1994    1995    1996

Summit Financial Corp.   100  117.31  161.60  212.19  237.65  271.92
Peer Group Index         100  111.49  137.12  163.65  239.09  282.79
NASDAQ Market Index      100  100.98  121.13  127.17  164.96  204.98




Note  regarding  the  preceding  graph:
     The data included in the foregoing graph was prepared by Media General Financial Services. The peer group selected for the cumulative returns comparison is publicly traded South Atlantic banks with total assets < $250 million. The following companies included in the comparative data for 1996 which have previously been in the peer group are: Bank of South Carolina; Bedford Bancshares, Inc.; Carolina Southern Bank; Central & Southern Holdings; Central Virginia Bankshares; Community Financial Corporation; First Georgia Holdings; First Patriot Bankshares; James River Bankshares; KS Bancorporation Inc.; Peoples Bank of North Carolina; Savannah Bancorporation, Inc.; Suburban Bancshares, Inc.; and West Coast Bancorporation of Florida. Companies which are new to the peer group in 1996 are: County Bank Chesterfield; First Bankshares Inc., GA; First Community Banking Services, Inc.; First United Bancorporation; First West Virginia Bancorporation; FNB Financial Service NC; Habersham Bancorp.; Merit Holding Corp.; Mid-Atlantic Community Bankgroup; Piedmont Bancorp, Inc.; and Union Bankshares CorpThe following institutions which were prevoiusly in the peer group are no longer includable: First Financial Bancorporation Inc.; FB&T Financial Corporation; and First Family Financial Corporation.

                           IV. CERTAIN TRANSACTIONS

     Certain of the executive officers, Directors and principal shareholders of the Company, and members of the immediate family and affiliates of such persons, have from time to time engaged in banking transactions with the Company's subsidiary bank and are expected to continue such relationships in the future. All loans or other extensions of credit made by the Company's subsidiary bank to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectability or present other unfavorable features.


                       V. INDEPENDENT PUBLIC ACCOUNTANTS
                            (ITEM 2. ON THE PROXY)

     KPMG Peat Marwick LLP has served as the independent accountants of the Company since its organization in 1989. The Board of Directors of the Company recommends that the shareholders of the Company ratify the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending December 31, 1997. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so. Approval of this proposal requires the affirmative vote of a majority of the shares present or represented at the Annual Meeting. Consequently, abstentions (whether by broker non-vote or otherwise) on the proposal will have the same effect as a negative vote. If the shareholders do not ratify the appointment of KPMG Peat Marwick, the Board of Directors will consider a change in auditors for 1998. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP.

                           VI. FINANCIAL INFORMATION

     A copy of the Company's 1996 Annual Report to Shareholders is enclosed with this Proxy Statement. SHAREHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION (FORM 10-K) BY SUBMITTING A WRITTEN REQUEST TO: Summit Financial Corporation, Blaise
B. Bettendorf, Chief Financial Office, Post Office Box 1087, Greenville, South Carolina 29602


                              VII. OTHER MATTERS

     The Board of Directors and management of the Company knows of no matters other than those stated above that are to be brought before the 1997 Annual Meeting. However, if any other matter should be presented for consideration and voting at the 1997 Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

BY  ORDER  OF  THE  BOARD  OF  DIRECTORS

/s/  J.  Randolph  Potter

J.  RANDOLPH  POTTER
PRESIDENT  &  CHIEF  EXECUTIVE  OFFICER

March  12,  1997
Greenville,  South  Carolina

APPENDIX    --    FORM  OF  PROXY

                                     PROXY

                         SUMMIT FINANCIAL CORPORATION
                          937 No. Pleasantburg Drive
                             Post Office Box 1087
                       Greenville, South Carolina  29602
                                (864) 242-2265

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH the Annual Meeting of the Shareholders of SUMMIT FINANCIAL CORPORATION (the "Company"). The undersigned hereby appoints Blaise B. Bettendorf and James B. Schwiers, or either of them, as Proxies of the undersigned, with full power of substitution to vote, as designated on the reverse side of this proxy, the number of shares of common stock of the Company held of record by the undersigned on February 24, 1997 on the proposals set forth on the reverse and described in the accompanying proxy statement at the Annual Meeting of Shareholders of the Company to be held on Wednesday, April 16, 1997, at 10:00 a.m. at the Greenville Chamber of Commerce Board Room, 24 Cleveland Street, Greenville, South Carolina.

THIS PROXY WILL BE VOTED AS DIRECTED. IF YOU EXECUTE AND RETURN THIS PROXY BUT DO NOT SPECIFY OTHERWISE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES, FOR PROPOSAL 2 LISTED ON THE REVERSE, AND ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS REVOCABLE PRIOR TO ITS EXERCISE.
_
___________________

(1)    To  elect  four  directors to the Board of Directors for terms of three years  and  thereafter  until their successors are duly elected and qualified;
FOR  ALL  NOMINEES  (except  as  indicated  to  the  contrary  below)  [    ]
WITHHOLD  AUTHORITY  to  vote  for  nominees  listed  below  [    ]
NOMINEES:   C. Vincent Brown,  Charles S. Houser,  John A. Kuhne,  J. Randolph
Potter

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that person's name(s) below.


(2) To ratify the appointment of KPMG Peat Marwick LLP as independent accountants for the Company for the fiscal year ending December 31, 1997;
FOR  [    ]                            AGAINST [  ]               ABSTAIN [  ]

(3) To transact such other business as may properly come before the Annual Meeting of any adjournment thereof.


Only those holders of record of the Common Stock of the Company at the close of business on February 24, 1997, are entitled to notice of and the vote at the Annual Meeting or any adjournment thereof.

A Proxy Statement is enclosed herewith. Please sign, date and return this Proxy promptly in the enclosed envelope. IF YOU ATTEND THE MEETING YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

Signature:                                                  Date:
Signature  (if  held  jointly):                              Date:

NOTE: Your signature should correspond with your name as it appears hereon. Joint owners should each sign. When signing for a corporation or partnership or an agent, attorney, executor, administrator, trustee, or guardian, please set forth full title as it appears hereon.